Exhibit 99.2

SUPPLEMENT DATED JULY 19, 2006
TO CONSENT SOLICITATION STATEMENT DATED JULY 10, 2006

Connetics Corporation

Solicitation of Consents to
Proposed Amendments to and Waivers of Defaults Under the
Indentures with Respect to the Following Series of Notes:

	Principal Amount
Title of Securities	Outstanding	CUSIP Number

2.25% Convertible Senior Notes due May 30, 2008	$90,000,000	208192AA2 208192AB0
2.00% Convertible Senior Notes due March 30, 2015	$200,000,000	208192AC8 208192AD6

This Supplement hereby amends the Consent Solicitation Statement, dated July 10, 2006 (the “Consent Solicitation Statement” and, as amended by this Supplement, the “Supplemented Consent Solicitation Statement”), relating to the 2.25% Convertible Senior Notes due May 30, 2008 (the “2008 Notes”) and the 2.00% Convertible Senior Notes due March 30, 2015 (the “2015 Notes” and, together with the 2008 Notes, the “Notes”) of Connetics Corporation (the “Company”). Capitalized terms used, but not defined, in this Supplement have the meanings assigned to them in the Consent Solicitation Statement. All references to and requirements regarding the Consent Solicitation Statement contained in any document used by or on behalf of Connetics in connection with the Consent Solicitation shall be deemed to refer to this Supplemented Consent Solicitation Statement. Except as set forth in this Supplement, all aspects of the Consent Solicitation remain unchanged.

The Consent Solicitation Statement is hereby amended and restated as follows:

SUMMARY:  The section of the Consent Solicitation Statement titled “Summary” is hereby amended and restated by deleting the subsections titled “Purpose of Consent Solicitation,” “Consent Payments,” “Special Interest,” “Record Date,” “Expiration Time,” “Eligibility for Consent Payments,” “Consequences to Non-Consenting Holders” and “Revocation of Consents” contained therein, and replacing such subsections with the following:

Purpose of Consent Solicitation	The purpose of the Consent Solicitation is to amend the Indentures to provide that Connetics will have additional time to comply with the Indentures’ Reporting Covenants, and to waive all past and present defaults and events of default with respect to the reporting requirements of the Indentures. See “The Proposed Amendments and Waivers.” Furthermore, the Consent Solicitation will allow Connetics to amend the Indentures to provide for the payment of Special Interest on the Notes.

Consent Payments	2008 Notes: Connetics will make cash payments to Consenting Holders of the 2008 Notes as of the Record Date of $15.00 per $1,000 in aggregate principal amount of 2008 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2008 Supplemental Indenture (the “Initial 2008 Consent Payment”), and an additional $35.00 per $1,000 in aggregate principal amount of 2008 Notes to all Holders of record on July 29, 2006, which payment will only be made if Connetics has not satisfied the Financial Reporting Covenant Condition by

5:00 p.m., Pacific Standard Time, on July 29, 2006 and which payment will be paid on or promptly after July 29, 2006 (the “Deferred 2008 Consent Payment” and, together with the Initial 2008 Consent Payment, the “2008 Consent Payment”).

2015 Notes: Connetics will make cash payments to Consenting Holders of 2015 Notes as of the Record Date of $10.00 per $1,000 in aggregate principal amount of 2015 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2015 Supplemental Indenture (the “2015 Consent Payment” and, together with the 2008 Consent Payment, the “Consent Payments”).

No accrued interest will be paid on the Consent Payments.

No Initial 2008 Consent Payment or 2015 Consent Payment will be paid to Holders who do not validly grant, or who revoke, Consents. See “Summary — Eligibility for Consent Payments.”

Special Interest	Connetics will pay an additional 4.75% per annum in special interest on the 2008 Notes if Connetics has not satisfied the Financial Reporting Covenant Condition by 5:00 p.m., Pacific Standard Time, on July 29, 2006 and an additional 4.5% per annum in special interest on the 2015 Notes if Connetics has not satisfied the Financial Reporting Covenant Condition by the close of business on July 25, 2006 (each, “Special Interest”). Special Interest will accrue beginning on the Effective Date of the applicable Supplemental Indenture and will accrue until the maturity of the 2008 Notes or the 2015 Notes, as applicable.

Record Date	July 19, 2006.

Expiration Time	The Consent Solicitation will be open until 5:00 p.m., New York City time, on July 21, 2006. Holders must deliver their Consents to the Proposed Amendments to the Depositary on or before the Expiration Time in order to receive the Initial 2008 Consent Payment or the 2015 Consent Payment.

Connetics reserves the right:

• to extend the Expiration Time with respect to either the 2008 Notes or the 2015 Notes from time to time;

• to waive in whole or in part any conditions to the Consent Solicitation;

• to terminate the Consent Solicitation with respect to either the 2008 Notes or the 2015 Notes at any time on or prior to the Expiration Time; and

• to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite 2008 Consent or the Requisite 2015 Consent has been received.

Eligibility for Consent Payments	Holders of 2008 Notes or 2015 Notes whose Consents are properly received (and not revoked) on or prior to the Expiration Time will be eligible to receive the Initial 2008 Consent Payment upon approval of the Proposed 2008 Amendment or the 2015 Consent Payment upon approval of the Proposed 2015 Amendment, respectively, if Connetics has not terminated the Consent Solicitation with respect to the 2008 Notes or the 2015 Notes, respectively, at any time on or prior to the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be entitled to receive the Initial 2008 Consent Payment or the 2015 Consent Payment even if the Proposed Amendments become effective. If the Proposed 2008 Amendment becomes effective Holders of record of 2008 Notes on July 29, 2006 may be entitled to receive the Deferred 2008 Consent Payment.

Consequences to Non-Consenting Holders	If the Requisite 2008 Consent is obtained and the Initial 2008 Consent Payment is paid, non-consenting Holders will be bound by the Proposed 2008 Amendment but will not be entitled to receive the Initial 2008 Consent Payment. If the Requisite 2015 Consent is obtained and the 2015 Consent Payment is paid, non-consenting Holders will be bound by the Proposed 2015 Amendment but will not be entitled to receive the 2015 Consent Payment. However, following the effectiveness of the Proposed Amendments, all Holders of Notes may be entitled to Special Interest and all Holders of record of 2008 Notes on July 29, 2006 may be entitled to receive the Deferred 2008 Consent Payment.

Revocation of Consents	Revocation of Consents with respect to either the 2008 Notes or the 2015 Notes may be made at any time prior to the Expiration Time. See “The Consent Solicitation — Revocation of Consents.” Consents delivered prior to the date of this Supplement are automatically revoked by this Supplement and Holders who wish to Consent to the Proposed Amendments must re-deliver, and not revoke, a valid Consent on or prior to the Expiration Time.

BACKGROUND:  The section of the Consent Solicitation Statement entitled “Background” is hereby amended by deleting the subsection titled “Restatement of Financial Statements” contained therein, and replacing such section with the following:

Restatement of Financial Statements

On May 3, 2006, Connetics determined that its rebate reserves as of the end of 2005 were understated, that its rebate accruals had not adequately captured the full liability associated with product inventory in the distribution channel, and that it would restate its financial statements for the year ended December 31, 2005, and would potentially restate additional periods. Accordingly, Connetics concluded that its previously filed financial statements should no longer be relied upon. Rebates are contractual discounts offered to government programs and private health plans which are eligible for rebates at the time prescriptions are dispensed, subject to various conditions. Connetics records quarterly reserve provisions for rebates by estimating rebate liability for products sold, based on factors such as timing and terms of plans under contract, time to process rebates, product pricing, sales volumes, units held by distributors, and prescription trends.

Connetics has also reviewed its methodology for estimating future product returns. As a result of this evaluation, Connetics has determined that its return allowance is understated for prior years. Connetics believes that the cumulative impact in its restatement of the changes to its rebate and chargeback reserves and allowance for returns as of December 31, 2005 is approximately $11 million. Completion of the restatement, including the filing of the 2005 Form 10-K/A and the Form 10-Q for the quarter ended March 31, 2006, remains subject to completion of the ongoing review by the Company’s Audit Committee and independent auditors.

Connetics was required to file with the SEC a Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 on May 10, 2006. However, Connetics has not yet filed this Form 10-Q as a result of the restatement described above.

PURPOSE AND EFFECT OF THE CONSENT SOLICITATION:  The section of the Consent Solicitation Statement entitled “Purpose and Effect of the Consent Solicitation” is hereby amended and restated as follows:

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Section 14.4 of the 2008 Indenture and Section 15.4 of the 2015 Indenture (together, the “Reporting Covenants”) each require us to file with the Trustee such documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after they are required to be filed with the SEC. Our failure to timely file with the Trustee our Quarterly Report on Form 10-Q for the period ended March 31, 2006 means that we have not filed with the Trustee the information required to be so filed by the Reporting Covenants.

Non-compliance with the Reporting Covenants constitutes a default under the Indentures, but does not constitute an event of default under the Indentures until 60 calendar days have passed after we have received written notice specifying the default from the Trustee or the Holders of 25% of the outstanding principal amount of the 2008 Notes or the 2015 Notes, as applicable. On May 26, 2006, we received a notice of default under the 2015 Indenture from persons claiming to hold more than 25% of the outstanding principal amount of the 2015 Notes, and on May 30, 2006 we received a notice of default under the 2008 Indenture from persons claiming to hold more than 25% of the outstanding principal amount of the 2008 Notes. Under both of the Indentures, if we do not cure these breaches of the Reporting Covenants within 60 calendar days following notice of default, an event of default would occur under the applicable Indenture, and the Trustee or the Holders of at least 25% of the outstanding principal amount of the 2008 Notes or the 2015 Notes, respectively, may accelerate the maturity of the 2008 Notes and 2015 Notes, respectively, causing the outstanding principal amount of such Notes to become due and payable.

The purpose of the Proposed 2008 Amendment is to amend the 2008 Indenture:

•	to provide for the payment by Connetics of (i) the Deferred 2008 Consent Payment and (ii) 4.75% per annum in Special Interest on the 2008 Notes, beginning on the Effective Date of the 2008 Supplemental Indenture, if Connetics has not satisfied the Financial Reporting Covenant Condition by 5:00 p.m., Pacific Standard Time, on July 29, 2006;

•	to provide that Connetics will not be obligated to comply with the provisions of the 2008 Indenture’s Reporting Covenant until Connetics satisfies the Financial Reporting Covenant Condition; and

•	to waive all defaults and events of default with respect to the reporting provisions of the 2008 Indenture occurring prior to the Expiration Time.

The purpose of the Proposed 2015 Amendment is to amend the 2015 Indenture:

•	to provide for the payment by Connetics of 4.5% per annum in Special Interest on the 2015 Notes, beginning on the Effective Date of the 2015 Supplemental Indenture, if Connetics has not satisfied the Financial Reporting Covenant Condition by the close of business on July 25, 2006;

•	to provide that Connetics will not be obligated to comply with the provisions of the 2015 Indenture’s Reporting Covenant until Connetics satisfies the Financial Reporting Covenant condition; and

•	to waive all defaults and events of default with respect to the reporting provisions of the 2015 Indenture occurring prior to the Expiration Time.

With respect to both the 2008 Notes and the 2015 Notes, Connetics will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for each quarter ending after December 31, 2005 that would have been required to be filed pursuant to Section 14.4 of the 2008 Indenture or Section 15.4 of the 2015 Indenture but for the Proposed Amendments.

As a result of the Proposed Amendments, Connetics will not be obligated to make any further filings or furnish any additional reports or information pursuant to the Indentures’ Reporting Covenants until Connetics satisfies the Financial Reporting Covenant Condition. Connetics will also not be obligated to make any further filings or furnish any additional reports pursuant to the Indentures’ Reporting Covenants with respect to any period ended on or prior to December 31, 2005 once it has satisfied the Financial Reporting Covenant Condition. Each Holder that executes a Consent will also be waiving all defaults and events of default with respect to the Reporting Covenants, and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults, occurring on or prior to the effectiveness of the Proposed Amendments.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendments.

THE PROPOSED AMENDMENTS AND WAIVERS:  The section of the Consent Solicitation Statement titled “The Proposed Amendments and Waivers” is hereby amended and restated by deleting the subsections titled “General,” “The Proposed 2008 Amendment,” “The Proposed 2015 Amendment” and “The Effect of the Proposed Amendments and Waivers” contained therein, and replacing such subsections with the following:

General

Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indentures. The changes included in the Proposed Amendments will not alter Connetics’ obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as specifically set forth in this Consent Solicitation Statement.

If the Requisite 2008 Consent is obtained, non-consenting Holders of 2008 Notes will be bound by the Proposed 2008 Amendment and will be entitled to receive Special Interest on the 2008 Notes and the Deferred 2008 Consent Payment, but will not be entitled to receive the Initial 2008 Consent Payment. If the Requisite 2015 Consent is obtained, non-consenting Holders of 2015 Notes will be bound by the Proposed 2015 Amendment and will be entitled to receive Special Interest on the 2015 Notes, but will not be entitled to receive the 2015 Consent Payment. The Consent Solicitation with respect to the 2008 Notes is not conditioned upon receipt by Connetics of the Requisite 2015 Consent and the Consent Solicitation with respect to the 2015 Notes is not conditioned upon receipt by Connetics of the Requisite 2008 Consent. The Proposed Amendments will be effected (and will become operative) by execution of the Supplemental Indentures by Connetics and the Trustee. By executing the applicable Supplemental Indenture, Connetics will irrevocably agree to pay the applicable Consent Payment to all Holders who have delivered (and not revoked) their Consents in accordance with the procedures of the Consent Solicitation Statement on or prior to the Expiration Time.

The Proposed 2008 Amendment

IF THE PROPOSED 2008 AMENDMENT IS ADOPTED, SECTION 10.1 AND SECTION 14.4 OF THE 2008 INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTIONS (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“SECTION 10.1 Payment of Principal, Premium and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) and Special Interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest or Special Interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be. The Company will make the Deferred 2008 Consent Payment at the time and in the manner contemplated by the Company’s Consent Solicitation Statement dated as of July 10, 2006, as supplemented on July 19, 2006, as soon as practicable after such Consent Payment becomes due.

In addition to any other payment required by the Securities and this Indenture, if the Company has not satisfied the Financial Reporting Covenant Condition by 5:00 p.m., Pacific Standard Time, on July 29, 2006, the Company shall pay as special interest (“Special Interest”) additional interest in an amount equal to 4.75% per annum from the date on which the First Supplemental Indenture to this Indenture is executed by the Company and the Trustee.

Special Interest payable pursuant to this Section 10.1 shall be computed and paid in the same manner that regular interest is computed and paid under this Indenture and the Securities.

The Company will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for the periods ending after December 31, 2005, that would have been required to be filed on or before such time pursuant to Section 14.4 of this Indenture if the First Supplemental Indenture had not been executed.”

“SECTION 14.4 Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; provided, that the Company shall not be obligated to file or furnish or transmit any information, documents, reports or summaries thereof pursuant to this Section 14.4 (a) until the Company has satisfied the Financial Reporting Covenant Condition, or (b) in respect of any period ending on or prior to December 31, 2005 following the Company’s satisfaction of the Financial Reporting Covenant Condition; provided, further, that the sole remedy of the Holders for a failure by the Company to file information, documents and other reports required by Section 314(a) of the Trust Indenture Act prior to the Company’s satisfaction of the Financial Reporting Covenant Condition shall be the right to receive the Deferred 2008 Consent Payment, as defined in the Company’s Consent Solicitation Statement, dated July 10, 2006, as supplemented on July 19, 2006, and the Special Interest provided for in Section 10.1 of this Indenture.”

The Proposed 2015 Amendment

IF THE PROPOSED 2015 AMENDMENT IS ADOPTED, SECTION 10.1 AND SECTION 15.4 OF THE 2015 INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTIONS (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“SECTION 10.1 Payment of Principal and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and Interest (including Liquidated Damages, if any) and Special Interest, on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of Interest or Special Interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

In addition to any other payment required by the Securities and this Indenture, if the Company has not satisfied the Financial Reporting Covenant Condition by the close of business on July 25, 2006, the Company shall pay as special interest (“Special Interest”) additional interest in an amount equal to 4.5% per annum from the date on which the First Supplemental Indenture to this Indenture is executed by the Company and the Trustee.

Special Interest payable pursuant to this Section 10.1 shall be computed and paid in the same manner that regular interest is computed and paid under this Indenture and the Securities.

The Company will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for the periods ending after December 31, 2005, that would have been required to be filed on or before such time pursuant to Section 15.4 of this Indenture if the First Supplemental Indenture had not been executed.”

“SECTION 15.4 Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; provided, that the Company shall not be obligated to file or furnish or transmit any information, documents, reports or summaries thereof pursuant to this Section 15.4 (a) until the Company has satisfied the Financial Reporting Covenant Condition, or (b) in respect of any period ending on or prior to December 31, 2005 following the Company’s satisfaction of the Financial Reporting Covenant Condition; provided, further, that the sole remedy of the Holders for a failure by the Company to file information, documents and other reports required by Section 314(a) of the Trust Indenture Act prior to the Company’s satisfaction of the Financial Reporting Covenant Condition shall be the right to receive the Special Interest provided for in Section 10.1 of this Indenture.”

The Effect of the Proposed Amendments and Waivers

As a result of the Proposed Amendments, Connetics will not be obligated to make any further filings or furnish any additional reports or information pursuant to the Indentures’ Reporting Covenants until Connetics satisfies the Financial Reporting Covenant Condition. Connetics will also not be obligated to make any further filings or furnish any additional reports pursuant to the Indentures’ Reporting Covenants with respect to any period ended on or prior to December 31, 2005 once it has satisfied the Financial Reporting Covenant Condition. Each Holder that consents to the Proposed Amendments will also be waiving all defaults and events of default with respect to the reporting provisions in the Indentures and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such default, occurring on or prior to the effectiveness of the Proposed Amendments.

THE CONSENT SOLICITATION:  The section of the Consent Solicitation Statement titled “The Consent Solicitation” is hereby amended and restated by deleting the subsections titled “Consent Payments,” “Expiration Time; Extensions,” “Record Date” and “Revocation of Consents” contained therein and replacing them as follows:

Consent Payments

Subject to satisfaction or waiver of the terms of the Consent Solicitation, Connetics will make cash payments to Consenting Holders of the 2008 Notes as of the Record Date of $15.00 per $1,000 in aggregate principal amount of 2008 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2008 Supplemental Indenture, and an additional $35.00 per $1,000 in aggregate principal amount of 2008 Notes to all Holders of record on July 29, 2006, which payment will only be made if Connetics has not satisfied the Financial Reporting Covenant Condition by 5:00 p.m., Pacific Standard Time, on July 29, 2006 and which payment will be paid on or promptly after July 29, 2006. Furthermore, Connetics will make cash payments to Consenting Holders of 2015 Notes as of the Record Date of $10.00 per $1,000 in aggregate principal amount of 2015 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2015 Supplemental Indenture.

No accrued interest will be paid on the Consent Payments. The 2008 Consent Payment will not be paid before the 2008 Supplemental Indenture has been executed and the 2015 Consent Payment will not be paid before the 2015

Supplemental Indenture has been executed. We expect to execute the Supplemental Indentures and to make the applicable Consent Payments promptly after the Expiration Time and on or before the close of business on the first business day following the Expiration Time. The Depositary will act as agent for the consenting Holders for the purpose of receiving payments from Connetics and transmitting such payments to the consenting Holders.

Notwithstanding any subsequent transfer of its Notes, subject to receipt of the Requisite 2008 Consent, or the Requisite 2015 Consent, as applicable, any Holder whose properly executed Consent has been received by the Depositary (and not revoked) on or prior to the Expiration Time will be eligible to receive the Initial 2008 Consent Payment payable in respect of the 2008 Notes or the 2015 Consent Payment with respect to the 2015 Notes unless the Consent Solicitation is terminated with respect to such Notes for any reason on or prior to the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Initial 2008 Consent Payment or the 2015 Consent Payment, even if the applicable Proposed Amendment becomes effective and, as a result, becomes binding on them. However, following the effectiveness of the applicable Proposed Amendment, all Holders of 2008 Notes or 2015 Notes, as applicable, may be entitled to Special Interest and Holders of record of 2008 Notes on July 29, 2006 may be entitled to the Deferred 2008 Consent Payment. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause Consents to be given in respect of such Notes on or before the Expiration Time. See “— Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on July 21, 2006, unless earlier terminated or extended by Connetics in its sole discretion. Consents may not be revoked after the Expiration Time. Connetics intends to execute the Supplemental Indentures on or promptly after the Expiration Time. The Supplemental Indentures provide that they will become effective (and operative) on the date they are executed by Connetics and the Trustee (the “Effective Date”). See “— Revocation of Consents.”

Connetics reserves the right to extend all or any portion of the Consent Solicitation at any time and from time to time, whether or not the Requisite 2008 Consent or the Requisite 2015 Consent has been received, by giving oral or written notice to the Solicitation Agent and the Depositary no later than 9:00 a.m., New York, City time, on the next business day after the previously announced Expiration Time. Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders of the 2008 Notes or the 2015 Notes, as applicable). Such announcement or notice may state that Connetics is extending the Consent Solicitation for a specified period of time or on a daily basis.

Connetics reserves the right:

•	to extend the Expiration Time, with respect to the 2008 Notes or the 2015 Notes from time to time;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation with respect to either the 2008 Notes or the 2015 Notes at any time on or prior to the Expiration Time; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite 2008 Consent or the Requisite 2015 Consent has been received.

Record Date

We have fixed 5:00 p.m., New York City time, on July 19, 2006 as the Record Date for the Holders to consent to the Proposed Amendments.

Revocation of Consents

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed. Consents delivered prior to the date of this Supplement will be deemed to be automatically revoked by this Supplement and Holders who wish to Consent to the Proposed Amendments must re-deliver to the Depositary at the address or facsimile number set forth on the back cover of this Supplement, and not revoke, a valid Consent on or prior to the Expiration Time.

Prior to the Expiration Time, any Holder (including a person who becomes a Holder after the Record Date) may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A Holder desiring to revoke a Consent must, on or prior to the Expiration Time, deliver to the Depositary at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Connetics. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A Beneficial Owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Depositary on such Beneficial Owner’s behalf, or to such Beneficial Owner for forwarding to the Depositary by such Beneficial Owner, a revocation of any Consent already given with respect to such Notes.

A Holder who has delivered a revocation at any time prior to the Expiration Time may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

Prior to the Expiration Time, we intend to consult with the Depositary and the Solicitation Agent to determine whether the Depositary has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of Connetics, any of its affiliates, the Trustee, the Solicitation Agent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES:  The section of the Consent Solicitation Statement titled “Certain United States Federal Income Tax Consequences” is hereby amended and restated as follows:

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Consent Solicitation, Proposed Amendments, receipt of the Special Interest, and/or the Consent Payments, to beneficial owners of Notes (“Holders”), and is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. Connetics has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary. Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, Proposed Amendments, receipt of the Special Interest and/or the Consent Payments. This summary applies only to Notes held as capital assets (within the meaning of Section 1221 of the Code), and does not purport to address all aspects of federal income taxation that may be relevant to particular Holders in light of their individual circumstances and does not address issues that may be specific to Holders subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, real estate investment trusts, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, banks, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, controlled foreign corporations, and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

The statements made and positions taken in this summary are based on the circumstances and expectations existing on the date hereof. The circumstances and expectations may change after the date hereof, in which case such change may alter the positions taken below. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Consent Solicitation, Proposed Amendments, receipt of the Special Interest, and/or the Consent Payments. Holders are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and foreign income and other tax consequences of the Consent Solicitation and Proposed Amendments and/or the receipt of the Consent Payments and/or Special Interest.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY CONNETICS IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY CONNETICS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

This discussion addresses the United States federal income tax considerations applicable to a Holder who or that is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (b) has made a valid election under applicable Treasury regulations to be treated as a United States person (a “U.S. Holder”).

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for United States federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Regulations”). Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply. Under the Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

The application of the Regulations to the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest is unclear. However, Connetics believes that the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest will likely result in a significant modification, and thus result in a deemed exchange, with respect to the 2008 Notes. With respect to the 2015 Notes, Connetics does not intend to take a position regarding the application of the Regulations to the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest before the Effective Date. If Connetics determines that it will take the position that the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or the Special Interest constitute a significant modification, and thus result in a deemed exchange, with respect to the 2015 Notes, it intends to so notify Holders, or include such information in a current report on Form 8-K filed with the SEC. U.S. Holders are strongly urged to consult their own tax advisors regarding whether the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest constitute a significant modification of the Notes.

If the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest do not constitute a significant modification of the Notes, the modification would not result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes, therefore a U.S. Holder would not recognize gain or loss as a result of a deemed exchange (although the Consent Payments and/or Special Interest would be included in income, as discussed below).

If the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest constitute a significant modification of the Notes under the Regulations, the modification would result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for United States federal income tax purposes. However, a deemed exchange will likely constitute a tax-free recapitalization if both the “old” Notes and the “new” Notes are treated as “securities” for United States federal income tax purposes. An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” but the IRS has publicly ruled that debt instruments with a term of less than five years may be “securities” if issued in exchange for debt instruments having the same maturity date and terms (other than interest rate), and that had an original term of greater than ten years. The “old” 2008 Notes had an original term of five years, and the “old” 2015 Notes had an original term of ten years. If there is a deemed exchange, the “new” 2008 Notes would have a remaining term of approximately two years, and the “new” 2015 Notes would have a remaining term of approximately nine years. Additionally, the “new” Notes may not be treated as having the same terms as the “old” Notes because certain covenants and conditions differ from those in the “old” Notes. Therefore, it is uncertain whether the “new” Notes qualify as “securities,” particularly with respect to the 2008 Notes. If there is a deemed exchange, Connetics intends to take the position that the deemed exchange should constitute a tax-free recapitalization for United States federal income tax purposes for both the 2008 Notes and the 2015 Notes. If, contrary to Connetics’s expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the either the 2008 Notes or the 2015 Notes, or both, the tax consequences of the adoption of the Proposed Amendments and/or the payment of the Consent Payments and/or Special Interest could materially differ from those described herein for such Notes. Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes and the application of the recapitalization rules.

If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss generally will be recognized by a U.S. Holder (except as discussed below with respect to the Consent Payments). In such event, a U.S. Holder will have an initial tax basis in the “new” Notes received in the deemed exchange equal to the holder’s tax basis in the “old” Notes deemed exchanged therefor immediately prior to the deemed exchange, increased by any gain recognized in the exchange (as discussed below), and the holder’s holding period for the “new” Notes will include the period during which the holder held the “old” Notes deemed surrendered in the deemed exchange.

If there is a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder will recognize gain in an amount equal to the excess of (i) the issue price of the “new” Notes (discussed below), plus the Consent Payments received (if the Consent Payments are properly treated as received in connection with the deemed exchange, as discussed below) over (ii) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments. Such gain will generally be treated as capital gain for U.S. Holders of the

2008 Notes (except to the extent of any accrued market discount and any portion attributable to accrued but unpaid interest, in each case not previously included in the U.S. Holder’s income) and as ordinary interest income for U.S. Holders of the 2015 Notes. Any loss may be subject to disallowance. In such event, there will be a new holding period starting with respect to the “new” Notes.

Holders are strongly urged to consult their tax advisors as to the possibility of a deemed exchange resulting from the adoption of the Proposed Amendments, and the payment of the Consent Payments and/or Special Interest, and the United States tax consequences resulting from such a deemed exchange.

Contingent Payment Debt Instrument and Original Issue Discount Rules

The 2015 Notes, prior to the Proposed Amendments, are being treated as contingent payment debt instruments and should continue to be treated as such if the Proposed Amendments are adopted and the U.S. Holder receives the relevant Consent Payments and/or Special Interest. The tax consequences of the treatment of the 2015 Notes as contingent payment debt instruments is set forth in the prospectus relating to the 2015 Notes. If the adoption of the Proposed Amendments and the payment of the Consent Payments and/or Special Interest constitute a deemed exchange, the projected payment schedule, as well as the comparable yield of the 2015 Notes, would likely be altered and the issue price of the “new” 2015 Notes would be re-determined. If the 2015 Notes are treated as “publicly traded” within the meaning of the applicable Treasury regulations, the issue price of the “new” 2015 Notes would be the fair market value as determined as of the deemed exchange date. Connetics believes that, although not free from doubt, the 2015 Notes are treated as publicly traded within the meaning of the applicable Treasury regulations. U.S. Holders will be able to obtain the projected payment schedule by writing to Connetics at Connetics Corporation, Chief Financial Officer, 3160 Porter Drive, Palo Alto, CA 94304. Although not free from doubt, absent a deemed exchange Connetics believes that the projected payment schedule for the 2015 Notes should not be altered as a result of the adoption of the Proposed Amendments, the receipt of the relevant Consent Payments and/or Special Interest. Absent a deemed exchange, the receipt of the Special Interest with respect to the 2015 Notes would likely result in a “net positive adjustment” or decrease the amount of a “net negative adjustment” to the interest accrual under the projected payment schedule, as described in the prospectus relating to the 2015 Notes.

If a U.S. Holder’s 2008 Notes are deemed to be exchanged for “new” 2008 Notes (regardless of whether the deemed exchange were to qualify as a tax-free recapitalization) and the “issue price” of the “new” 2008 Notes is determined to be less than the “stated redemption price at maturity” of the “new” 2008 Notes by more than a de minimis amount, then the “new” 2008 Notes would be treated as having been issued with original issue discount (“OID”) for United States federal income tax purposes.

If the 2008 Notes or the “new” 2008 Notes are properly treated as “publicly traded” within the meaning of the applicable Treasury regulations, then the “issue price” of the “new” 2008 Notes would be the fair market value as determined as of the deemed exchange date. Connetics believes that, although not free from doubt, the 2008 Notes are treated as publicly traded within the meaning of the applicable Treasury regulations. The “stated redemption price at maturity” of a note is the total of all payments on the note that are not payments of “qualified stated interest.” A “qualified stated interest” payment is a payment of stated interest unconditionally payable, in cash or property (other than debt instruments of the issuer of the notes), at least annually at a single fixed rate during the entire term of the note that appropriately takes into account the length of intervals between payments. U.S. Holders should consult their own tax advisors regarding whether the “new” 2008 Notes would be issued with OID.

The regulations governing OID provide that if a note provides for alternative payment schedules applicable upon the occurrence of a contingency or contingencies, and if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the OID of such note is computed based on the payment schedule that is significantly more likely than not to occur. Although not free from doubt, Connetics intends to take the position that these regulations governing alternative payment schedules should apply to the “new” 2008 Notes. Accordingly, the amount of OID would be determined based on what Connetics believes to be a payment schedule that is significantly more likely than not to occur. Alternatively, it is possible that the OID on the “new” 2008 Notes should be determined under regulations addressing contingent payment debt instruments. Under those regulations, a U.S. Holder generally would be required to accrue interest into gross income over time using a constant yield that represents an equivalent fixed rate debt instrument (on otherwise similar terms and conditions). Furthermore, any gain recognized by a U.S. Holder on the sale, exchange or retirement of a contingent payment debt instrument would be treated as additional interest income. U.S. Holders should consult their own tax advisers as to the possible application of the contingent payments debt instrument rules to the “new” 2008 Notes. This discussion assumes that Connetics’ position is respected and the contingent payment debt instrument rules would not apply to the “new” 2008 Notes.

If the “new” 2008 Notes are treated as issued with OID, U.S. Holders of the “new” 2008 Notes generally would include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. Holders may include OID in income in advance of the receipt of cash attributable to such income. However, if a U.S. Holder has an “acquisition premium” with respect to the “new” 2008 Notes (i.e., if the holder’s adjusted tax basis immediately after the deemed exchange is greater than the “new” 2008 Notes’ issue price), the amount of OID that the U.S. Holder would include in gross income would be reduced to reflect the acquisition premium. Additionally, if a U.S. Holder has a premium with respect to the “new” 2008 Notes (i.e., if the holder’s adjusted tax basis immediately after the deemed exchange is greater than the stated redemption price at maturity of the “new” 2008 Notes), the U.S. Holder would not include any OID in gross income.

The amount of OID that would be includible in income by an initial U.S. Holder of a “new” 2008 Note would be the sum of the “daily portions” of OID with respect to the “new” 2008 Note for each day during the taxable year or portion thereof in which the U.S. Holder holds such “new” 2008 Note (“accrued OID”). A daily portion is determined by allocating to each day in any “accrual period” a pro-rata portion of the OID that accrued in such period. The “accrual period” of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of qualified stated interest allocable to such accrual period. The “adjusted issue price” of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any prior payments made on such note (other than payments of qualified stated interest).

The original stated interest (2.25%) paid or accrued on the “new” 2008 Notes would constitute qualified stated interest and would be taxable to a U.S. Holder as ordinary income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. Alternatively, a U.S. Holder could elect to include stated interest on the Notes (as well as OID) and, if any, market discount, de minimis market discount and unstated interest on the “new” 2008 Notes, as adjusted by any amortizable bond premium or acquisition premium) in gross income on a constant yield basis. The mechanics and implications of such an election are complex and, as a result, U.S. Holders should consult their own tax advisors regarding the advisability of making such an election.

Upon the sale, exchange, redemption, retirement at maturity or other disposition of a “new” 2008 Note, a United States Holder generally would recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which amount would be taxable as ordinary income unless previously included in income) and the U.S. Holder’s adjusted tax basis in the “new” 2008 Note. A U.S. Holder’s adjusted tax basis in a “new” 2008 Note generally would equal either (i) the U.S. Holder’s basis of the “old” 2008 Notes deemed exchanged plus any gain recognized in the deemed exchange, in the case of a deemed exchange that is treated as a tax-free recapitalization (as discussed above) or (ii) the issue price of the “new” 2008 Notes (as discussed above), in the case of a deemed exchange that is not treated as a tax-free recapitalization, in either case increased by the amount of OID included in gross income with respect to the “new” 2008 Note and decreased by the amount of any payments (other than qualified stated interest) received by such U.S. Holder.

Gain or loss recognized on the disposition of a “new” 2008 Note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the “new” 2008 Note is more than one year. The deduction of capital losses is subject to certain limitations. U.S. Holders of Notes should consult tax advisors regarding the treatment of capital gains and losses.

U.S. Holders are strongly urged to consult their tax advisors regarding the tax treatment of their Notes resulting from the adoption of the Proposed Amendments and the receipt of Special Interest and/or Consent Payments, including the application of the contingent payment debt instrument, OID or other rules to their Notes, in light of their particular circumstances.

Consent Payments

The United States federal income tax consequences of the receipt of the Consent Payments are unclear. Consent Payments paid to U.S. Holders, for United States federal income tax purposes, may be treated as a separate fee for consenting to the Proposed Amendments, in which case a U.S. Holder would recognize ordinary income in an amount equal to the amount of the Consent Payments. Alternatively, the Consent Payments may be treated as additional interest on the Notes, in which case the Consent Payments would be taxed in the same manner as interest, as described above.

If there were to be a deemed exchange, it is possible the Consent Payments may be treated as received in connection with the deemed exchange, and not as separate consideration. In such event, if the deemed exchange constitutes a tax-free recapitalization, a U.S. Holder would generally recognize gain, but not loss, equal to the lesser of (i) the excess of (a) the sum of the issue price of the “new” Notes (as discussed above) and the Consent Payments received over (b) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments and (ii) the amount of the Consent Payments. If the Consent Payments are treated as received in connection with a deemed exchange and the deemed exchange is not a tax-free recapitalization, the Consent Payments would be included in computing the amount of gain (or loss), as discussed above. Any such gain would be treated as ordinary interest income for the U.S. Holders of the 2015 Notes, and would generally be treated as capital gain for the U.S. Holders of the 2008 Notes (except to the extent of accrued market discount or allocable to previously accrued but unpaid interest, in each case, unless previously included in the U.S. Holder’s income). U.S. Holders should consult their tax advisors regarding the United States federal income tax consequences of the receipt of the Consent Payments in their particular circumstances.

Backup Withholding

A U.S. Holder who fails to complete a substitute Form W-9 (included in the relevant Consent Letter) may be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payments and interest (including Special Interest) on the Notes unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

Non-U.S. Holders

For purposes of this section, “non-U.S. Holder” means a Holder (other than a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Debt Modification

Even if there were to be a deemed exchange of the Notes for “new” Notes, a non-U.S. Holder generally will not be subject to United States federal income taxation on income (if any) recognized in connection with such deemed exchange unless income in respect of the “old” Notes is treated as effectively connected to the conduct of a trade or business by the non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met. In such case, the United States federal income tax consequences to such non-U.S. Holder would be the same as those applicable to U.S. Holders described above.

Withholding, Backup Withholding and Information Reporting

In the absence of clear guidance regarding whether United States federal withholding tax is required to be withheld with respect to the Consent Payments paid to non-U.S. Holders, Connetics may withhold tax at a rate of 30% from Consent Payments paid to a non-U.S. Holder, except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payments is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming treaty benefits. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any United States federal withholding tax.

Interest (including any interest accruing under the contingent payment debt instrument or OID rules and any Special Interest) generally will be subject to United States federal withholding tax at a rate of 30% except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the interest is effectively connected and provides a properly executed IRS Form W-8ECI, (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the interest and the non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming treaty benefits, or (iii) the “portfolio interest” exception of the Code applies. Generally, interest will qualify as portfolio interest if the non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of Connetics stock entitled to vote, (ii) is not a controlled foreign corporation with respect to which Connetics is a “related person” within the meaning of the Code, (iii) is not a bank that is receiving the interest on a loan made in the ordinary course of its trade or business, and (iv) certifies, under penalties of perjury on a Form W-8BEN (or such successor form as the IRS designates), prior to the payment that such non-U.S. Holder is not a U.S. person and provides such Holder’s name and address. If the interest income is effectively connected with a non-U.S. Holder’s trade or business in the United States, such income would be subject to United States net income tax at graduated rates and, if such non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

In general, interest and payments on the Notes payable by a U.S. paying agent or other U.S. intermediary may be subject to information reporting. In addition, backup withholding at a rate of 28% may apply to these payments if the non-U.S. Holder fails to provide the required certifications on IRS Form W-8BEN or otherwise does not provide evidence of exempt status. Non-U.S. Holders that are exempt holders and comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the non-U.S. Holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding and backup withholding, including their eligibility for a withholding and/or backup withholding tax exemption or reduction and the possibility of filing the appropriate IRS Form W-8, as well as the possibility of claiming a refund.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY. HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENTS AND/OR SPECIAL INTEREST AND THE ADOPTION OF THE PROPOSED AMENDMENTS, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

The Trustee for the Notes is:

J.P. Morgan Trust Company, National Association

600 Travis Street
Suite 1500
Houston, Texas 77002

The Information Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

65 Broadway — Suite 723
New York, New York 10006

Attn: Corporate Actions
Banks and Brokers Call: (212) 430-3774
Toll Free: (866) 873-6300

Delivery of the completed Consent Letters should be directed to the Depositary:

The Depositary for the Consent Solicitation is:

Global Bondholder Services Corporation

By Facsimile:

(For Eligible Institutions only):
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway — Suite 723	65 Broadway — Suite 723	65 Broadway — Suite 723
New York, NY 10006	New York, NY 10006	New York, NY 10006

The Solicitation Agent for the Consent Solicitation is:

GOLDMAN, SACHS & CO.
1 New York Plaza, 48th Floor
New York, New York 10004
Toll Free: (800) 828-3182
Collect: (212) 357-7867
Attn: Credit Liability Management Group